UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2022, Byrna Technologies Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Fox Labs International, Inc. (“Fox Labs”). Pursuant to and concurrently with the execution of the Purchase Agreement, the Company consummated the acquisition of substantially all of the assets of Fox Labs (the “Acquisition”).

The aggregate consideration for the Acquisition consisted of: (a) $2.0 million in cash, paid at closing; (b) $132,512 in cash, payable upon transfer of the cash assets of Fox Labs to the Company; and (c) $41,000 in cash, payable on the 90th day following closing of the Acquisition, conditioned upon compliance by Fox Labs with certain post-closing covenants in the Purchase Agreement.

The Purchase Agreement includes customary representations and warranties and covenants of the parties. Fox Labs will indemnify the Company and its officers, directors, employees, agents, successors and assigns against certain losses related to, among other things, breaches of the Fox Labs’ representations and warranties, the failure to perform covenants or obligations under the Purchase Agreement, and any act or omission of Fox Labs relative to the operation of its business prior to closing. The Company will indemnify Fox Labs and its successors and assigns against certain losses related to, among other things, breaches of the Company’s representations and warranties, and the failure to perform the Company’s obligations under the Purchase Agreement.

The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company or Fox Labs. In particular, the representations, warranties and covenants contained in the Purchase Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Purchase Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement rather than establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Purchase Agreement as characterizations of the actual state of facts or condition of the Company or Fox Labs.

The foregoing summary of the Purchase Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference is a copy of the press release issued on May 25, 2022 announcing the consummation of the Acquisition. The Company also hereby furnishes the updated investor presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, which the Company may use in presentations to investors from time to time.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated as of May 25, 2022, by and between Byrna Technologies Inc. and Fox Labs International, Inc.

99.1**	Press Release of Byrna Technologies Inc. dated May 25, 2022

99.2**	Investor Presentation of Byrna Technologies Inc. dated May 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: May 25, 2022	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer